EXHIBIT 99.1

Contact:	Andrea Calise/Adam Weiner
Kekst and Company
(212) 521-4800

For Immediate Release

Sizeler Property Investors, Inc. Acquires The Villages of Williamsburg Apartment Community in Shreveport, Louisiana

MOBILE, ALABAMA, September 13, 2005 — Sizeler Property Investors, Inc. (NYSE: SIZ), an equity real estate investment trust (REIT), which invests in retail and apartment properties in the southeastern United States, announced today that it has completed the acquisition of The Villages of Williamsburg apartment community located in Shreveport, Louisiana. The acquisition, an important step under Sizeler’s strategic plan, was made at a purchase price consistent with Sizeler’s purchase criteria and the strategic plan.

The Villages of Williamsburg is a 194-unit apartment community located on an eight-acre site with excellent accessibility and close proximity to major employers including Barksdale Air Force base and a new General Motors Hummer H-3 assembly plant. The property contains a leasing center/clubhouse, fitness center, pools and tennis courts. The property composition is 67% one-bedroom units, 25% two-bedroom units and 8% three-bedroom units, and the average unit size is 834 square feet. The Villages of Williamsburg is currently 97% leased.

Sidney W. Lassen, Chairman & CEO, stated, “the contract to purchase The Villages of Williamsburg was signed in mid-July 2005. The fact that we were able to complete this transaction – while continuing our response to Hurricane Katrina as previously noted – speaks volumes about the perseverance and commitment of our staff to the business of Sizeler. The quality of this property and the characteristics of the Shreveport market are consistent with our strategic plan, and, accordingly, we believe that this acquisition is a very positive addition to our portfolio.”

Sizeler Property Investors, Inc. currently owns a total of 31 properties located in Florida, Alabama and Louisiana.

Forward-Looking Statements

Investors and potential investors in our securities are cautioned that a number of factors could adversely affect our Company and cause actual results to differ materially from those in forward-looking statements or forecasts made herein or in prior Company statements, including, but not limited to (a) the inability to lease current or future vacant space in our properties; (b) decisions by tenants and anchor tenants who own their space to close stores at our properties, as the result of individual operating decisions, internal reorganization, or other factors; (c) the inability of tenants to pay rent and other expenses or other tenant financial difficulties; (d) disruption of tenant operations or uninsured repair costs as the result of hurricanes in the southeastern U.S. or other adverse weather conditions or forces of nature; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at our properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties by us; (j) force majeure as it relates to construction and renovation projects; (k) possible dispositions of mature properties because we are continuously engaged in the examination of our various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) the adverse tax consequences if we were to fail to qualify as a REIT in any taxable year; and (o) inability to purchase or sell properties in the amount and at the times expected or forecast by management; (p) increases in market prices for properties such that the Company would be required to purchase properties at lower cap rates or at lower revenue run rates; (q) inability of our Company to implement its strategic initiatives or achieve previously forecasted operating performance for the foregoing reasons, due to the effects of Hurricane Katrina, or for other reasons. In addition, the full effects of Hurricane Katrina cannot be fully assessed at this time, and have resulted in various uncertainties for Sizeler, in addition to those disclosed above, and for the storm-affected areas in general, among others: (i) the full extent of storm damage and related conditions within the New Orleans metropolitan area and other areas affected by the storm and the uncertainty of when appropriate responses will be put into place, including repairs to utilities, public water and sewer systems, and other key parts of the infrastructure; (ii) the near-term and longer-term economic effect of Hurricane Katrina on the economies in markets affected by the storm and resulting effects on demands for retail and apartment space and valuations for properties in these asset classes; (iii) the impact of Hurricane Katrina on the claims-paying ability of the Company’s insurers, as well as actions that may be taken by the insurance industry to limit payments for certain types of damages. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements made herein or previously made (including those made in filings and disclosures prior to Hurricane Katrina), whether as a result of new information, future events, changes in assumptions or otherwise.

PROXY SOLICITATION

Because Sizeler is currently soliciting proxies for its 2005 annual meeting of stockholders, it is required to make the following disclosures to its stockholders:

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2005. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN EXHIBIT A TO THE COMPANY’S PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005.

SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT, FORM OF PROXY SOLICITED BY SIZELER’S BOARD OF DIRECTORS AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH ITS 2005 ANNUAL MEETING. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER’S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER’S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005), AT THE SEC’S INTERNET WEBSITE HTTP://WWW.SEC.GOV AND ALSO ON SIZELER’S INTERNET WEBSITE HTTP://WWW.SIZELER.NET. THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED AUGUST 22, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY SOLICITED BY SIZELER’S BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654-2468 OR (212) 754-8000 (COLLECT).

# # #